UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  May 16, 2008
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), has entered into Exchange Agreements with certain existing holders of its outstanding debt securities (the “Holders”), pursuant to which the Company issued shares of its common stock, par value $0.01 per share (the “Common Stock”), in consideration of and in exchange for the Company’s debt securities held by such Holders (the “Exchanged Notes”).  Between May 1, 2008 and May 16, 2008, the Company issued shares of Common Stock in exchange of Exchanged Notes as set forth in the table below.  All shares of the Common Stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 3(a)(9) thereunder.  No commission or remuneration was paid or given, directly or indirectly, for soliciting these transactions.

Type of Exchanged Note	Aggregate Principal Amount of Exchange Notes	Number of Shares Issued to Holders
7 3/8% Senior Notes due September 2013	$11,000,000	2,431,087
7 7/8% Senior Notes due December 2015	$5,000,000	1,103,244
Totals:	$16,000,000	3,534,331

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           Attached as Exhibit 3.1 is a copy of the Company’s Certificate of Incorporation as amended by filing with the Secretary of State of Delaware on May 19, 2008.

Also attached as Exhibit 3.2 is the text of amendments to the bylaws (the “Bylaws”) of the Company.  Effective May 16, 2008, the Board unanimously adopted resolutions amending and restating the Bylaws of the Company to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard.  The most significant modifications are as follows:

•
Majority Voting in Uncontested Elections.  Section 1.07 of the Bylaws has been amended and restated to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard, subject to the rights of the holders of any series or class of stock to elect directors under specified circumstances, as set forth in the Company’s Certificate of Incorporation.  Under the new majority voting standard, in an uncontested election each director shall be elected to the Board by the majority of the votes cast with respect to the director’s election.  A majority of the votes cast means that the number of votes “for” a director must exceed 50% of the votes cast with respect to that director’s election.  Directors will continue to be elected by plurality vote when the number of nominees for election exceeds the number of directors to be elected (i.e., in a contested election).

•
Director Resignation Policy.  Section 1.07 of the Bylaws also has been amended and restated to authorize the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board to establish procedures under which any director who, in an uncontested election, is not elected by the majority of the votes cast with respect to that director’s election shall offer to tender his or her resignation to the Board.

The Company’s corporate governance guidelines have been revised to require each director to submit an advance, irrevocable contingent resignation to the Chair of the Governance Committee following the director’s election or reelection to the Board.  This resignation would become effective if, in an uncontested election, the director failed to receive a majority of the votes cast with respect to his or her election.  The Governance Committee then would act on an expedited basis to determine whether to accept the director’s resignation, and submit its recommendation to the Board.  The Board would be required to publicly disclose its decision and, if the resignation is rejected, its rationale within 90 days following certification of the stockholder vote.  The revised corporate governance guidelines will be posted to the Company’s website at www.etrade.com.

The Company will obtain from each director a signed advance, irrevocable contingent resignation as required by the Company’s revised corporate governance guidelines.

•
Advance Notice of Stockholder Nominees and Stockholder Business.  Section 1.08 has been amended to require a stockholder nominee for director to submit, at the request of the Board, a statement that, if elected, the director intends to tender an irrevocable resignation effective upon his or her failure to receive the required vote in a subsequent election, in accordance with the policies and procedures adopted by the Governance Committee of the Board for this purpose.

Item 8.01  Other Events

On May 16, 2008, the Board, acting pursuant to Section 2.02 of the Bylaws, unanimously adopted a resolution fixing the number of directors which shall constitute the whole Board at ten (10) directors.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

3.1	Certificate of Incorporation of E*TRADE Financial Corporation, as of May 19, 2008
3.2	Amendments to the Bylaws of E*TRADE Financial Corporation, effective May 16, 2008
10.1	Form of Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2008.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: May 21, 2008	By:	/s/ Russell Elmer
Russell S. Elmer
General Counsel